UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 8, 2026
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2026, the board of directors (the “Board”) of lululemon athletica inc. (the “Company”) appointed Heidi O’Neill as a member of the Board, effective as of such date. In connection with Ms. O’Neill’s appointment to the Board, the Board increased the size of the Board from 11 to 12 members. Ms. O’Neill serves as a Class II director.
As previously announced, on September 8, 2026, Ms. O’Neill commenced service as Chief Executive Officer. In connection with Ms. O’Neill’s commencement of service, Meghan Frank and Andre Maestrini ceased serving as interim co-Chief Executive Officers as of such date.
Other than in connection with Ms. O’Neill’s appointment as Chief Executive Officer, as previously announced, there are no arrangements or understandings between Ms. O’Neill and any other person pursuant to which she was selected as a director. There are no family relationships between Ms. O'Neill and any director or executive officer of the Company. There are no transactions in which Ms. O’Neill has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. As an employee of the Company, Ms. O’Neill will not receive any additional compensation for her service as a director. The Company has entered into its standard form indemnification agreement for directors with Ms. O’Neill.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 8, 2026, the Board adopted amendments to the Company’s bylaws. The amendments include the following:
•The bylaws were amended to align with developments in Delaware law and jurisprudence.
•Article II was amended to update the procedural and disclosure requirements for stockholder nominations and proposals, including to align with current SEC rules relating to universal proxy cards.
•Article II was also amended to revise the quorum, adjournment and recess provisions applicable to stockholder meetings and the timing for determining whether an election of directors is contested.
•Section 2.12 was amended to clarify the procedural authority of the meeting chair and the Board with respect to the conduct of stockholder meetings.
•Section 3.1 was amended to update director qualification and nomination procedures.
•A new Article XIII was added to provide for emergency bylaws that would be operative in the event of an emergency or disaster.
•Other ministerial, clarifying and conforming changes were made throughout the bylaws.
The bylaw amendments were effective immediately. The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the bylaws, as amended through September 8, 2026, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

3.1	Bylaws of lululemon athletica inc., as amended through September 8, 2026.

104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: September 14, 2026	/s/ MEGHAN FRANK
Meghan Frank
Chief Financial Officer